                                                                  EXHIBIT 23.4

                                     CONSENT

The undersigned, Mark R. Hollinger, has agreed to become a director of Simple Technology Inc. (the "Company") upon the effectiveness of the Company's Registration Statement on Form S-1, File No. 333-32478, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the Company's initial public offering. The undersigned hereby consents to being named as a director designee in the Registration Statement.



/s/ Mark R. Hollinger
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Mark R. Hollinger


Dated: June 30, 2000